UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Simpson Manufacturing Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SIMPSON MANUFACTURING CO., INC.

4120 Dublin Blvd., Suite 400

Dublin, California 94568

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The annual meeting of stockholders of Simpson Manufacturing Co., Inc. (the “Company”), a Delaware corporation, will be held at 2:00 p.m., Pacific Daylight Time, on Tuesday, May 3, 2005, at the Company’s home office located at 4120 Dublin Blvd., Suite 400, Dublin, California, for the following purposes:

1.             To elect three directors to the Company’s Board of Directors, each to hold office for a three-year term and until his successor is elected and qualifies or until his earlier resignation or removal.

2.             To consider and act on a proposal to amend the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock from 80,000,000 shares to 160,000,000 shares.

3.             To consider and act on a proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year.

4.             To transact such other business as may properly come before the meeting.

Only stockholders of record as of March 7, 2005, are entitled to notice of and will be entitled to vote at this meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Michael J. Herbert
Secretary

Dublin, California

March 25, 2005

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE BY TELEPHONE OR THE INTERNET AS INSTRUCTED ON THE PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROXY CAN BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED.

SIMPSON MANUFACTURING CO., INC.

4120 Dublin Blvd., Suite 400

Dublin, California 94568

March 25, 2005

PROXY STATEMENT

Solicitation and Voting of Proxies

The accompanying proxy is solicited on behalf of the Board of Directors of Simpson Manufacturing Co., Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held at the Company’s home office located at 4120 Dublin Blvd., Suite 400, Dublin, California, on Tuesday, May 3, 2005, at 2:00 p.m., Pacific Daylight Time, or any adjournment (the “Meeting”). Only holders of record of the Company’s Common Stock at the close of business on March 7, 2005, will be entitled to vote at the Meeting. At the close of business on that date, the Company had 47,988,044 shares of Common Stock outstanding and entitled to vote. A majority, or 23,994,023, of these shares, present in person or by proxy at the Meeting, will constitute a quorum for the transaction of business. This Proxy Statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2004, are being mailed to each stockholder on or about March 25, 2005.

Revocability of Proxy

A stockholder who has given a proxy may revoke it at any time before it is exercised at the Meeting, by (1) delivering to the Secretary of the Company (by any means, including facsimile) a written notice stating that the proxy is revoked, (2) signing and so delivering a proxy bearing a later date or (3) attending the Meeting and voting in person (although attendance at the Meeting will not, by itself, revoke a proxy). If, however, a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares to be voted.

Expenses of Proxy Solicitation

The expenses of this solicitation of proxies will be paid by the Company. Following the original mailing of this Proxy Statement and other soliciting materials, the Company or its agents may also solicit proxies by mail, telephone or facsimile or in person.

Voting Rights

The holders of the Company’s Common Stock are entitled to one vote per share on any matter submitted to a vote of the stockholders, except that, subject to certain conditions, stockholders may cumulate their votes in the election of directors, and each stockholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder or may distribute such stockholder’s votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder will be entitled, however, to cumulate votes (that is, cast for any nominee a number of votes greater than the number of votes that the stockholder normally is entitled to cast) unless the nominees’ names have been placed in nomination prior to the voting and the stockholder gives notice at the Meeting prior to the voting of the stockholder’s intention to cumulate the stockholder’s votes. If any one stockholder gives such notice, all stockholders may cumulate their votes for nominees. In the election of directors, the nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected. Votes against a nominee and votes withheld have no legal effect.

The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute. The Company knows of no specific matter to be brought before the Meeting that is not identified in the notice of the Meeting or this Proxy Statement. If, however, proposals of stockholders that are not included in this Proxy Statement are presented at the Meeting, the proxies will be voted in the discretion of the proxy holders. Regulations of the Securities and Exchange Commission permit the proxies solicited by this Proxy Statement to confer discretionary authority with respect to matters of which the Company is not aware a reasonable time before the Meeting. Accordingly, the proxy holders may use their discretionary authority to vote with respect to any such matter pursuant to the proxies solicited hereby.

Directors will be elected at the Meeting by a plurality of the votes cast at the Meeting by the holders of shares represented in person or by proxy. Approval of Proposals Nos. 2 and 3 will require the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares represented in person or by proxy. Abstentions and broker nonvotes are counted as shares present for determination of a quorum but are not counted as affirmative or negative votes on any item to be voted upon and are not counted in determining the number of shares voted on any item.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 7, 2005, unless otherwise indicated, with respect to the beneficial ownership of the Company’s Common Stock by (1) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (2) each director and director nominee, (3) each person currently serving as an executive officer of the Company named in the Summary Compensation Table (see “Executive Compensation” below), and (4) all current executive officers and directors of the Company as a group.

Name and, for Each 5% Beneficial Owner, Address	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Barclay Simpson (2)	10,682,074	22.3%
4120 Dublin Blvd., Suite 400
Dublin, CA 94568

Neuberger Berman, LLC (3)	3,929,268	8.2%
605 Third Avenue
New York, NY 10158

Royce & Associates, LLC (4)	4,093,100	8.5%
1414 Avenue of the Americas
New York, NY 10019

Thomas J Fitzmyers (5)	669,934	1.4%

Stephen B. Lamson (6)	170,326	*

Stephen P. Eberhard (7)	127,630	*

Michael J. Herbert (8)	82,500	*

Jennifer A. Chatman (9)	4,000	*

Earl F. Cheit (10)	10,000	*

Peter N. Louras, Jr. (11)	15,000	*

Robin G. MacGillivray (9)	4,000	*

Barry Lawson Williams (12)	8,000	*

All current executive officers and directors as a group (13)	11,773,464	24.4%

*      Less than 0.5%

(1)           The information in this table is based upon information supplied by officers and directors, and, with respect to principal stockholders, statements on Schedule 13D or 13G filed with the Securities and Exchange Commission. Unless otherwise indicated below, the persons named in the table had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)           Includes 1,500 shares subject to options granted under the 1994 Stock Option Plan that are exercisable within 60 days.

(3)           Neuberger Berman, LLC (“Neuberger”) is a registered investment advisor. In its capacity as investment advisor, Neuberger may have discretionary authority to dispose of or to vote shares that are under its management. As a result, Neuberger may be deemed to have beneficial ownership of such shares. Neuberger does not, however, have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. Neuberger Berman Inc. owns 100% of Neuberger and Neuberger Berman Management, Inc. As of December 31, 2004, Neuberger had shared dispositive power with respect to 3,929,268 shares, sole voting power with respect to 42,400 shares and shared voting power with respect to 3,105,600 shares. Neuberger does not have sole dispositive power with respect to any shares. With regard to the shared voting power, Neuberger Berman Management, Inc. and Neuberger Funds are deemed to be beneficial owners for purpose of section 13(d) of the Securities and Exchange Act of 1934, as amended, since they have shared power to make decisions whether to retain or dispose of the securities. Neuberger and Neuberger Berman Management, Inc. serve as sub-advisor and investment manager, respectively, of Neuberger Berman Genesis Fund Portfolio, which holds such shares in the ordinary course of its business and not with the purpose nor with the effect of changing or influencing the control of the issuer. The above-mentioned shares are also included with the shared power to dispose calculation.

(4)           Royce & Associates, LLC (“RA”) beneficially owned an aggregate of 4,093,100 shares as of December 31, 2004. RA had sole power to vote or direct the vote and to dispose or direct the disposition of these shares.

(5)           Includes 49,500 shares subject to options granted under the 1994 Stock Option Plan that are exercisable within 60 days.

(6)           Includes 9,000 shares subject to options granted under the 1994 Stock Option Plan that are exercisable within 60 days.

(7)           Includes 18,500 shares subject to options granted under the Company’s 1994 Stock Option Plan that are exercisable within 60 days.

(8)           Includes 82,500 shares subject to options granted under the Company’s 1994 Stock Option Plan that are exercisable within 60 days.

(9)           Includes 4,000 shares subject to options granted under the Company’s 1995 Independent Director Stock Option Plan that are exercisable within 60 days.

(10)         Includes 8,000 shares subject to options granted under the Company’s 1995 Independent Director Stock Option Plan that are exercisable within 60 days.

(11)         Includes 14,000 shares subject to options granted under the Company’s 1995 Independent Director Stock Option Plan that are exercisable within 60 days.

(12)         Includes 8,000 shares subject to options granted under the Company’s 1995 Independent Director Stock Option Plan that are exercisable within 60 days.

(13)         Includes 199,000 shares subject to options exercisable within 60 days, including the options described in the above notes.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

Earl F. Cheit, Thomas J Fitzmyers and Barry Lawson Williams, whose terms as directors expire in 2005, have been nominated for re-election at the Meeting. The names of the Company’s directors, and certain information about them, are set forth below. It is intended that shares represented by proxies in the accompanying form will be voted for Messrs. Cheit, Fitzmyers and Williams. Although the Board of Directors does not know whether any nominations will be made at the Meeting other than the nomination of Messrs. Cheit, Fitzmyers and Williams, if any nomination is made at the Meeting, or if votes are cast for any candidates other than those nominated by the Board of Directors, the persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors or for any particular nominees is not withheld) will have full discretion and authority to vote cumulatively and allocate votes among any of the nominees of the Board of Directors in such order as they may determine.

Name	Age	Director Since	Position

Barclay Simpson (4)	83	1956	Chairman of the Board and Director (term expiring in 2006)

Thomas J Fitzmyers	64	1978	President and Chief Executive Officer and Director (term expiring in 2005)

Stephen B. Lamson	52	1990	President and Chief Operating Officer of Simpson Strong-Tie Company Inc., and Vice President and Director (term expiring in 2007)

Jennifer A. Chatman (1) (4)	45	2004	Director (term expiring in 2006)

Earl F. Cheit (2) (3) (4)	78	1994	Director (term expiring in 2005)

Peter N. Louras, Jr. (1) (2) (3) (4)	55	1999	Director (term expiring in 2007)

Robin G. MacGillivray (2) (4)	49	2004	Director (term expiring in 2006)

Barry Lawson Williams (1) (3) (4)	60	1994	Director (term expiring in 2005)

(1)   Member of the Compensation Committee

(2)   Member of the Audit Committee

(3)   Member of the Governance and Nominating Committee

(4)   Member of the Growth Committee

Executive Officers

Barclay Simpson, Thomas J Fitzmyers and Stephen B. Lamson are executive officers and directors of the Company and subsidiaries of the Company. Michael J. Herbert, age 46, the Chief Financial Officer, Treasurer and Secretary of the Company and of subsidiaries of the Company, and Stephen P. Eberhard, age 51, a director and the Chief Executive Officer of the Company’s subsidiary, Simpson Dura-Vent Company, Inc. (“Simpson Dura-Vent” or “SDV”), are also regarded as executive officers of the Company, because, by virtue of their roles in management, they perform policy-making functions for the Company.

Biographical Information

Barclay Simpson has been the Chairman of the Board of Directors of the Company since 1994. He has been with the Company since its inception in 1956. Mr. Simpson also is a member of the Boards of Directors of Calender Robinson Insurance, the University Art Museum of the University of California, Berkeley, and the California College of the Arts and is active in other charitable and educational institutions.

Thomas J Fitzmyers has served as President and a director of the Company since 1978, as the Chief Executive Officer and a director of Simpson Strong-Tie Company Inc. (“Simpson Strong-Tie” or “SST”) since 1983 and as a director of Simpson Dura-Vent since 1982. He was appointed as the Company’s Chief Executive Officer in 1994. Mr. Fitzmyers was employed by Union Bank from 1971 to 1978. He was a Regional Vice President when he left Union Bank to join the Company in 1978.

Stephen B. Lamson has served as the President and Chief Operating Officer of Simpson Strong-Tie since 2000 and served as its Secretary from 1992 to 2000. He served as the Company’s, SST’s and SDV’s Chief Financial Officer and Treasurer from 1989 to 2000 and as the Company’s and SDV’s Secretary from 1989 to 2000. Mr. Lamson has served as the Vice President of the Company since 2000. Mr. Lamson has served as a director of the Company since 1990, as a director of SST since 1992 and as a director of SDV since 1989. From 1980 to 1989, Mr. Lamson was with Coopers & Lybrand. He was an audit manager when he left that firm to join the Company in 1989.

Jennifer A. Chatman is the Paul J. Cortese Distinguished Professor of Management, Haas School of Business, University of California, Berkeley. Prior to joining the faculty at Berkeley in 1993, she was a professor at the Kellogg Graduate School of Management, Northwestern University. She received her Ph.D. from University of California, Berkeley in 1988. She is an Advisory Board Member of BrassRing, Unicru, University of California, Berkeley’s Center for Peace and Well-being, and Ashesi University in Ghana, Africa. In addition to her research and teaching at University of California, Berkeley, she consults with a wide range of organizations and teaches in executive development programs at the Haas School of Business, Stanford University and Columbia University.

Earl F. Cheit is Dean and Edgar F. Kaiser Professor Emeritus, Haas School of Business, University of California, Berkeley. He was, until 2001, Chairman of the Board of YCI, a consumer products company, and Senior Advisor, Asia Pacific Economic Affairs, The Asia Foundation. He is a Trustee of Mills College, a Trustee of the University of California, Berkeley, Foundation and founding Chairman of Cal Performances, the performing arts presenter and commissioner at UC Berkeley.

Peter N. Louras, Jr. is a retired corporate executive. He served as Interim President at John F. Kennedy University in Pleasant Hill, California, from October 2003 to May 2004. He previously served as the Vice President for Strategic Planning and has served on the University’s Board of regents since 1994. He joined The Clorox Company in 1980 and was Group Vice President from May 1992 until his retirement in July 2000. In this position, he served on Clorox’s Executive Committee with overall responsibility for the company’s international business activities and business development function, which handles all acquisitions and divestitures. Before joining Clorox, Mr. Louras, a certified public accountant, worked at Price Waterhouse in San Francisco. Mr. Louras is a member of the American Institute of CPAs and the Pennsylvania Institute of CPAs. He is currently a member of the Board of Directors of Dealer Fusion, a privately owned company, and serves on the boards of various not-for-profit organizations.

Robin G. MacGillivray became President of SBC West’s Business Communications Services organization in July 2003 and is responsible for all business market sales and customer services in California and Nevada. She joined that company in 1979 after receiving her bachelor’s degree in journalism from the School of Journalism and her master’s degree in telecommunications at the Annenberg School of Communications at the University of Southern California. She completed the Harvard-MIT-Tufts Program on Negotiations in 1994 and the Stanford University Executive Program at Stanford University in 1997. She has worked for SBC in a number of organizations and functions including:  engineering, operations, finance, human resources, marketing, customer service and sales. She is a Regent of the John F. Kennedy University and a member of the Board of Directors of the Girl Scouts of the San Francisco Bay Area.

Barry Lawson Williams has been President of Williams Pacific Ventures Inc., a venture capital and real estate consulting firm, since 1987. He is a director of PG&E Corporation, CH2M HILL Companies, Ltd., SLM Corp., Northwestern Mutual Life Insurance Co. and R.H. Donnelly & Co. Mr. Williams was also a General Partner of WDG Ventures Inc., a California limited partnership, until 2002. He was interim President and Chief Executive Officer of the American Management Association International during 2000 and 2001.

Michael J. Herbert has served as the Company’s and its subsidiaries’ Chief Financial Officer, Treasurer and Secretary since 2000. From 1988 to 2000 he held various financial management positions, with his last position as Director of Finance with Sun Microsystems, Inc.

Stephen P. Eberhard has served as the President of Simpson Dura-Vent since November 2003 and Chief Executive Officer and a director of Simpson Dura-Vent since January 2004. Prior to that, he served as the Company’s Vice President of Information Systems from 1994 to 2003. From 1983 to 1994 he served in varying capacities within the Simpson companies including cost accountant, controller, purchasing manager, and Director of Information Systems. From 1977 to 1982, Mr. Eberhard was general manager of a family owned retail industrial equipment dealership. Mr. Eberhard was an auditor with Price Waterhouse and Co. from 1975 to 1977.

Attendance at Meetings

The Board of Directors held eleven meetings and its committees held a total of nineteen meetings in 2004 (including nine meetings of the Audit Committee, six meetings of the Compensation Committee and four meetings of the Governance and Nominating Committee). Each director attended at least 75% of the meetings of the Board of Directors, except for Barclay Simpson who missed three meetings, and at least 75% of the meetings of the committees on which he or she served in 2004.

All of the Company’s directors attended the Annual Meeting of Stockholders in 2004, although the Company does not have a policy that requires its directors to attend the Annual Meeting of Stockholders.

Meetings of non-management Directors

The Company’s non-management directors meet at regularly scheduled executive sessions without management. The non-management directors elect a director to preside over each such meeting to allow each of them an opportunity to preside.

Communications with the Board of Directors

Stockholders and interested parities are encouraged to communicate any concerns or suggestions directly to the non-management members of the Board of Directors of the Company, by writing to:

Board of Directors

Simpson Manufacturing Co., Inc.

P.O. Box 1186

Orinda, CA 94563

THE BOARD RECOMMENDS A VOTE “FOR” ELECTION OF EARL F. CHEIT, THOMAS J FITZMYERS AND BARRY LAWSON WILLIAMS, THE THREE NOMINEES FOR DIRECTOR AT THIS MEETING.

PROPOSAL NO. 2

INCREASE IN AUTHORIZED COMMON STOCK

The Company’s Certificate of Incorporation currently authorizes 80,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, all with a par value of $0.01 per share. At the Meeting, the Company’s stockholders will be asked to consider and act on an amendment of the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock from 80,000,000 shares to 160,000,000 shares. The Board of Directors approved this amendment of the Certificate of Incorporation on January 24, 2005. No change is being proposed to the Preferred Stock (none of which has been issued).

The increase in the authorized Common Stock will affect the current ratio of authorized but unissued Common Stock to the issued and outstanding Common Stock, creating additional flexibility for the Company in meeting future capital stock needs.

If the amendment is approved by the stockholders, the Company expects to file with the Delaware Secretary of State, promptly after the Meeting, a Certificate of Amendment of Certificate of Incorporation, in substantially the form of Exhibit A attached hereto and incorporated herein by reference, to become effective on May 16, 2005.

Unless deemed advisable by the Board of Directors, no further stockholder authorization would be sought for the issuance of shares of Common Stock. Such shares could be used for general corporate purposes, including future financings or acquisitions or stock dividends. The Board of Directors has no immediate plans, intentions or commitments to issue additional shares of common stock for any purpose, including rendering more difficult or discouraging a merger, tender offer, proxy contest or other change in control of the Company.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 80,000,000 SHARES TO 160,000,000 SHARES.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected PricewaterhouseCoopers LLP as its principal independent registered public accounting firm to audit the Company’s internal controls over financial reporting and financial statements for 2005, and the stockholders will be asked to ratify such selection. PricewaterhouseCoopers LLP has audited the Company’s financial statements since prior to 1975. A representative from PricewaterhouseCoopers LLP will be present at the Meeting, will be given an opportunity to make a statement at the Meeting if he or she desires to do so, and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below provides information relating to compensation for the years ended December 31, 2004, 2003 and 2002, for the Chief Executive Officer and the other most highly compensated executive officers of the Company, including the President and Chief Operating Officer of SST and the Chief Executive Officer of SDV (collectively, the “Named Executive Officers”). The amounts shown include compensation for services in all capacities that were provided to the Company and its subsidiaries.

SUMMARY COMPENSATION TABLE

						Long-Term Compensation
		Annual Compensation				Awards		Payouts
				Other			Securities
				Annual		Restricted	Underlying	LTIP	All Other
Name and				Compen-		Stock	Options/	Pay-	Compen-
Principal Position	Year	Salary($)	Bonus($)	sation($)		Awards($)	SARs(#)(2)	outs($)	sation($)(3)

Thomas J Fitzmyers,	2004	298,564	2,441,560	28,519	(1)	—	9,000	—	30,750
President and Chief	2003	289,868	1,916,312	34,717	(1)	—	18,000	—	30,000
Executive Officer of	2002	281,424	1,405,522	50,197	(1)	—	18,000	—	30,000
the Company

Barclay Simpson,	2004	150,000	1,367,642	—		—	1,000	—	22,500
Chairman of the	2003	150,000	1,073,423	—		—	2,000	—	22,500
Board of the	2002	150,000	787,303	—		—	2,000	—	22,500
Company

Stephen B. Lamson,	2004	196,691	1,375,928	—		—	6,000	—	29,504
President and Chief	2003	190,962	1,072,987	—		—	12,000	—	28,644
Operating Officer	2002	185,400	819,823	—		—	12,000	—	27,810
of SST and Vice
President of the
Company

Michael J. Herbert	2004	174,454	538,610	—		—	4,000	—	26,168
Chief Financial	2003	169,373	405,411	—		—	110,000	—	25,406
Officer and Secretary	2002	164,440	297,350	—		—	110,000	—	24,666
of the Company

Stephen P. Eberhard,	2004	175,000	275,374	13,815	(5)	—	16,000	—	26,250
President and Chief	2003	125,702	344,360	2,302	(5)	—	10,000	—	18,855
Executive Officer	2002	112,468	266,862	—		—	10,000	—	16,870
of SDV (4)

(1)   Represents compensation related to the hire of an airplane.  See “Compensation Committee Interlocks and Insider Participation – Hire of Airplane” on page 12.

(2)   Shares subject to outstanding stock options, which have exercise prices ranging from $16.45 to $38.39 per share. Includes the effects of the 2-for-1 stock split in November 2004.

(3)   Represents contributions to the Company’s profit sharing plan trusts for the accounts of the Named Executive Officers.

(4)   Mr. Eberhard’s salary was adjusted from $115,842 to $175,000, on an annual basis, upon his promotion to President of SDV on November 1, 2003.

(5)   Represents an allowance for an automobile for Company and personal use.

Employee Stock Options

The tables below provide information regarding options to purchase shares of Common Stock granted to the Named Executive Officers for the year ended December 31, 2004, under the Company’s 1994 Stock Option Plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Number of Securities Underlying Options/SARs	% of Total Options/SARs Granted to Employees in	Exercise or Base Price	Expir- ation	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted (#)	Fiscal Year	($/share)(1)	Date(2)	0%($)	5%($)	10%($)

Thomas J Fitzmyers	9,000	1.9%	34.90	1/1/12	—	127,870	297,992

Barclay Simpson	1,000	0.2%	38.39	1/1/10	—	6,152	17,817

Stephen B. Lamson	6,000	1.3%	34.90	1/1/12	—	85,247	198,661

Michael J. Herbert	4,000	0.8%	34.90	1/1/12	—	56,831	132,441

Stephen P. Eberhard	16,000	3.4%	34.90	1/1/12	—	227,325	529,764

(1)   The exercise price of each of these options is based on the closing market price of the Company’s Common Stock on December 31, 2004.

(2)   The date of grant is determined by the Committee. Each option has a term of seven years from the date of grant except for Barclay Simpson’s, which has a term of five years from the date of grant.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND

DECEMBER 31, 2004, OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options/SARs at December 31, 2004, (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at December 31, 2004, ($) Exercisable/ Unexercisable

Thomas J Fitzmyers	18,000	317,456	49,500/31,500	1,099,721/293,895
Barclay Simpson	2,000	40,218	1,500/3,500	20,269/27,196
Stephen B. Lamson	20,000	352,151	9,000/21,000	139,110/195,930
Michael J. Herbert	—	—	82,500/141,500	1,275,175/1,796,025
Stephen P. Eberhard	5,000	118,260	18,500/28,500	387,403/163,275

(1)   The value realized for option exercises is the aggregate fair market value of the Company’s Common Stock on the date of exercise less the exercise price.

Employee Stock Bonus Plan

The Company maintains the 1994 Employee Stock Bonus Plan (the “Bonus Plan”) whereby it awards employees, who do not otherwise participate in one of the Company’s stock option plans, shares based upon years of service. The amount of shares awarded, as well as the period of service, are considered by the Compensation Committee of the Board of Directors, at its discretion. These employees are also compensated for the income taxes payable as a result of the stock bonuses. For the past years, the shares were issued in the year following the year in which the employee reached his or her tenth anniversary.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors of the Company comprises Barry Lawson Williams, the Chair, Jennifer A. Chatman and Peter N. Louras, Jr., all independent directors of the Company. Mr. Williams, Ms. Chatman and Mr. Louras have no relationships with the Company or any of its subsidiaries other than as members of the Company’s Board of Directors and certain committees of the Company’s Board of Directors. Certain transactions to which Barclay Simpson, his affiliates and members of his family and other current and former affiliates and employees of the Company have been parties are described below.

Real Estate Transactions

The Company, directly and through its subsidiaries, leases or previously leased certain of its facilities from general partnerships (the “Partnerships”) wholly or partly comprising current or former directors, officers, employees and stockholders of the Company and its subsidiaries. The Partnerships, their partners, the percentage interests of such partners in the Partnerships and the properties that the Partnerships lease, or previously leased and sold, to the Company or a subsidiary, are as follows:

Partnership	Partners (percentage interests)	Property Location

Doolittle Investors

Barclay and Sharon Simpson (25.51%), Simpson Investment Company (“SIC”) (25.51%), Everett H. Johnston Family Trust (23.13%), Judy F. Oliphant, Successor Trustee of the Oliphant Family Revocable Trust Agreement Dated January 27, 1993 (Survivors Trust) (“Oliphant Trust”) (20.61%), and Thomas J Fitzmyers (5.24%)

San Leandro, California

Columbus-Westbelt Investment Co.

Barclay and Sharon Simpson (24.32%), Julie Marie Simpson (11.01%), Elizabeth Simpson Murray (11.01%) and Amy Simpson (11.01%), Everett H. Johnston Family Trust (5.54%), Oliphant Trust (5.54%), Tyrell T. Gilb Marital Trust (5.54%), Doyle E. Norman (5.54%), Robert J. Phelan (5.54%), Richard C. Perkins Trust (5.48%), Stephen P. Eberhard (5.05%), Stephen B. Lamson (3.32%) and Thomas J Fitzmyers (1.10%)

Columbus, Ohio

Vacaville Investors	Everett H. Johnston Family Trust (49.90%), SIC (27.50%), Oliphant Trust (12.47%), Barclay and Sharon Simpson (4.57%), Richard C. Perkins Trust (4.43%) and Thomas J Fitzmyers (1.13%)	Vacaville, California

Vicksburg Investors	Everett H. Johnston Family Trust (41.17%), Barclay and Sharon Simpson (33.92%), Oliphant Trust (12.61%), Richard C. Perkins Trust (6.28%) and Thomas J Fitzmyers (6.02%)	Vicksburg, Mississippi

Barclay Simpson is the managing partner of SIC, a general partnership of Mr. Simpson and his seven adult children. Everett H. Johnston, formerly a director and executive officer of the Company (now retired), is the managing partner of each Partnership. Stephen P. Eberhard, is an officer of SDV and Robert J. Phelan is an officer of SST. Richard C. Perkins (retired) and Doyle E. Norman (retired) and Tyrell T. Gilb (deceased) formerly were employees of the Company, as was Judy F. Oliphant’s late husband, Hugh Oliphant. Sharon Simpson is Barclay Simpson’s wife.

Aggregate lease payments by the Company and its subsidiaries to the Partnerships in 2004, 2003 and 2002 were, and the terms of the leases will expire, as follows:

				Lease
	Lease Payments			Expiration
Partnership	2004	2003	2002	Date

Doolittle Investors	367,992	367,992	367,992	12/31/09
Columbus Westbelt Investment Co. (1)	626,328	626,328	626,328	9/30/05
Vacaville Investors	478,392	454,874	452,736	11/30/07
Vicksburg Investors (2)	—	64,226	385,356		(2)

(1)   In August 2004, the Company entered into an agreement to purchase this building. The purchase price is approximately $4.1 million and the purchase is expected to be completed in 2005.

(2)   This building was sold by the Partnership to an unrelated party in February 2003. The lease expired in November 2003.

The leases with the Partnerships are expected to continue until the expiration of the respective terms of the leases, and they may be renewed. The Company’s future rent obligations under the continuing leases are expected to be consistent with the rents paid in 2004, subject to adjustments as provided in certain of the leases.

If and when any lease is proposed to be amended or renewed or any property subject to any lease is proposed to be purchased by the Company, the Company will enter into such transaction only with the approval of a majority of the directors of the Company who are not employees or officers of the Company and who are not partners of any of the Partnerships and only after such directors satisfy themselves that such transaction will be fair, just and reasonable as to the Company, beneficial to the Company and on terms reasonably consistent with the terms available from unrelated parties in similar transactions negotiated at arm’s length.

In January 2005, Michael Petrovic was appointed as an officer of Simpson Strong-Tie Canada, Limited (“SSTC”), a wholly-owned subsidiary of Simpson Strong-Tie. Mr. Petrovic was an owner of MGA Construction Hardware & Steel Fabricating Limited and MGA Connectors Limited, which SSTC acquired in 2003, and is a co-lessor of the property that SSTC leases in Maple Ridge, British Columbia. SSTC estimates that it will pay approximately $150,000 per year to lease the property from Mr. Petrovic and his associates. The lease expires in 2007.

The Company does not intend in the future to lease from any of the Partnerships or any other entities controlled by any of its directors, officers or employees any facilities that are not on or adjacent to the property subject to the existing leases.

Hire of Airplane

In 2003, the Company’s Chief Executive Officer leased an airplane that is managed by a charter company unrelated to the Company. The Company pays the charter company standard hourly rates when this airplane is hired for use by its Chief Executive Officer in travel between his home and Company offices or by him and other Company employees in travel on Company business. As lessee of the airplane, the Company’s Chief Executive Officer is also responsible for its maintenance and he receives a portion of each payment to the charter company for its use, whether by the Company or others. The total cost to the Company, including the Company’s Chief Executive Officer’s compensation, was approximately $380,000 in 2004. The independent members of the Board of Directors unanimously approved this arrangement. The Company computes the compensation cost of the use of airplanes using the Standard Industrial Fair Level (“SIFL”) tables prescribed under applicable Internal Revenue Service regulations.

Purchase of Artwork

In 2004, the Company paid approximately $4,000 to Barclay Simpson Fine Arts, an art gallery owned by the Company’s Chairman, for artwork to decorate the Company’s offices. The independent members of the Board of Directors approved these purchases after a review of an independent appraisal and a review of the cost of comparable artwork.

Other Related Party Transactions

In December 2004, the Company made a donation in the amount or $5,000 to the African American Experience Fund of the National Park Foundation, whose Chairman is Barry Lawson Williams, a director of the Company. The independent members of the Board of Directors, with Director Williams abstaining, approved this donation.

In February 2005, the Company paid $50,000 to the California College of the Arts (“CCA”) to sponsor the development of a unique interdisciplinary course. The Company’s Chairman, Barclay Simpson, is the Vice Chairman of CCA’s Board of Trustees. The independent members of the Board of Directors approved the sponsorship of this course.

Executive Officer Cash Profit Sharing Plan

In 2003, the Company’s stockholders approved the Executive Officer Cash Profit Sharing Plan, which is designed to qualify as “performance-based compensation” under section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations thereunder (the “Code”), and provides compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company (“Covered Employees”). The Company’s cash profit sharing bonus plan (see below) has been a part of the Covered Employees’ compensation package for over 25 years. Covered Employees no longer participate in the Company’s existing cash profit sharing bonus plan. The Executive Officer Cash Profit Sharing Plan provides bonuses to the Covered Employees on the same terms as have been available under the existing cash profit sharing bonus plan, but enables the Company to deduct fully, for federal income tax purposes, bonuses paid to Covered Employees under the Plan. No award in excess of $2,500,000 will be paid, however, to any Covered Employee under the Executive Officer Cash Profit Sharing Plan in any year.

The Company’s Board of Directors has delegated the administration of the Executive Officer Cash Profit Sharing Plan to its Compensation Committee (the “Committee”), consisting of Barry Lawson Williams, Chairman, Jennifer A. Chatman and Peter N. Louras, Jr. The members of the Committee are (a) “non-employee directors,” which means directors who satisfy the requirements established by the Securities and Exchange Commission for non-employee directors under Rule 16b-3, and (b) “outside directors,” which means directors who satisfy the requirements established under Code section 162(m). Members of the Committee are appointed by the Company’s Board of Directors for indefinite terms and may be removed by the Board of Directors at any time. The Committee has the sole discretion and authority to administer and interpret the Plan in accordance with Code section 162(m).

The Committee determines the amount of the award that each Covered Employee will be eligible to receive under the Plan each fiscal quarter. Awards will be based on a percentage of the amount by which net profits, as defined by the Compensation Committee of the Board of Directors, of the Company or a subsidiary of the Company for a fiscal quarter exceed a qualifying level of net profits for the Company or such subsidiary, respectively, for that fiscal quarter. Qualifying levels are based on the value of net operating assets of the Company or the subsidiary, multiplied by a rate of return on those assets. Individual percentages are based on job function. The Committee has discretion to reduce or eliminate any award under the Plan, but a reduction in an award to one Covered Employee does not affect the amount of the award to any other Covered Employee. The Committee may at any time amend the Plan, subject in some cases to the approval of the Company’s stockholders, or terminate the Plan. The amounts that were paid to the Covered Employees in 2004, 2003 and 2002 are shown in the Summary Compensation Table.

Cash Profit Sharing Bonus Plan

The Company maintains a cash profit sharing bonus plan for the benefit of employees of the Company and its subsidiaries. Beginning in 2003, this bonus plan was no longer available to officers who participate in the Executive Officer Cash Profit Sharing Plan. The Company may change, amend or terminate this bonus plan at any time. Under this bonus plan, as currently in effect, the Compensation Committee of the Board of Directors determines a “qualifying level” for the coming fiscal year for the Company, SDV and each qualifying branch of SST. The qualifying level is equal to the value of the net operating assets (as defined) of the Company, SDV or the respective branch of SST, multiplied by a rate of return on those assets. If profits exceed the qualifying level in any fiscal quarter, a portion of such excess profits is distributed to the eligible employees as cash bonuses. Prior to 2003, the percentage of excess profits distributed and the rates used to calculate the amounts to be distributed to the Named Executive Officers were determined by the Compensation Committee of the Board of Directors. The percentage of excess profits distributed and the rates used to calculate the amounts to be distributed to all other participants were and are determined by the executive officers. The failure to earn a cash bonus in any given quarter does not affect the ability to earn a cash bonus in any other quarter. Amounts paid under this bonus plan, excluding amounts paid to the Named Executive Officers in 2002, aggregated $36.1 million, $26.6 million and $23.6 million in 2004, 2003 and 2002, respectively.

1994 Stock Option Plan

By affording selected employees and directors of and consultants to the Company and its subsidiaries the opportunity to own shares of Common Stock of the Company, the Simpson Manufacturing Co., Inc. 1994 Stock Option Plan (the “Option Plan”) is intended to enhance the ability of the Company and its subsidiaries to retain the services of persons who are now employees, directors or consultants, to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries. The Option Plan was adopted by the Company’s Board of Directors and approved by the Company’s stockholders prior to the Company’s initial public offering in 1994. It was amended in 1997, 2000 and 2002 with stockholder approval. No more than 16,000,000 shares of Common Stock may be sold (including shares already sold) pursuant to all options granted under the Option Plan. Common Stock sold on exercise of options granted under the Option Plan may be previously unissued shares or reacquired shares, bought on the market or otherwise. Options to purchase 1,147,000 and 1,003,000 shares of Common Stock were granted pursuant to commitments made related to the preceding fiscal years under the Option Plan in 2003 and 2002, respectively, and options to purchase 518,550 shares of Common Stock, out of a possible 527,550 shares, were committed to be granted in 2004. Options granted under the Option Plan to Named Executive Officers in 2004 and 2003, and those committed to be granted are shown in the Summary Compensation Table. In January 2005, the Company’s Board of Directors resolved to accelerate the vesting of all outstanding options under the Option Plan on a change of control of the Company.

Profit Sharing Plans

The Company’s subsidiaries maintain defined contribution profit sharing plans for their U.S. based salaried employees (the “Salaried Plan”) and for U.S. based nonunion hourly employees (the “Hourly Plan”). An employee is eligible for participation in a given year if he or she is an employee on the first and last days of that calendar year and completes at least 1,000 hours of service during that calendar year for the Salaried Plan or 750 hours of service during that calendar year for the Hourly Plan. As of December 31, 2004, there were 500 participants in the Salaried Plan and 646 participants in the Hourly Plan. Under the Salaried Plan and the Hourly Plan, the Board of Directors may authorize contributions to the plan trusts in their exclusive discretion. Contributions to the plan trusts by the Company’s subsidiaries are limited to the amount deductible for federal income tax purposes under Code section 404(a). Barclay Simpson and Michael J. Herbert, who are Named Executive Officers of the Company, are trustees of the plan trusts. Mr. Simpson and Mr. Herbert are also participants in the Salaried Plan. The amounts contributed by the Company for their accounts in 2004, 2003 and 2002 are shown in the Summary Compensation Table. Certain of the Company’s foreign subsidiaries maintain similar plans for their employees.

Compensation of Directors

The Company’s directors who do not receive compensation as officers or employees of the Company are each paid an annual retainer of $32,000, up from $20,000 during 2004, and a fee of $2,000 for attending in person each meeting of the Board of Directors and for attending in person each meeting of any committee held on a day when the Board of Directors does not meet. Each outside director is also paid $1,000 for each committee meeting he or she attends in person on the same day as a Board of Directors or other committee meeting and for each Board of Directors meeting attended by telephone conference. The Chair of the Audit Committee is paid an additional annual fee of $8,000 while the Chair of each of the Board’s Compensation and Governance and Nominating Committees is paid an additional annual fee of $4,000. Directors are also reimbursed for expenses incurred in connection with their attendance at Board of Directors and committee meetings. In addition, directors are paid $3,000 per day plus expenses when then visit Company facilities to observe operations.

1995 Independent Director Stock Option Plan

The Simpson Manufacturing Co., Inc. 1995 Independent Director Stock Option Plan (the “Independent Director Plan”) was adopted by the Board of Directors and approved by the stockholders in 1995 and was amended by the Board of Directors in 1997, 2002 and 2004. The stockholders approved the 2002 amendment. No more than 320,000 shares of Common Stock may be sold (including shares already sold) pursuant to all options granted under the Independent Director Plan. Common Stock sold on exercise of options granted under the Independent Director Plan may be previously unissued shares or reacquired shares, bought on the market or otherwise. The purpose of the Independent Director Plan is to give independent directors of the Company an opportunity to own shares of Common Stock of the Company, to encourage independent directors in their efforts on behalf of the Company and to secure their continued service to the Company. Options to purchase 14,000, 6,000 and 8,000 shares of Common Stock were committed to be granted under the Independent Director Plan in 2004, 2003 and 2002, respectively.

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors (the “Audit Committee”) is responsible for financial and accounting management. Its policies and practices are described as follows:

Composition. The Audit Committee is composed of three independent directors, as defined by the New York Stock Exchange rules, and operates under a written charter adopted by the Board of Directors and available on the Company’s website at: http://www.simpsonmfg.com/docs/audit-charter.html. Printed copies will be provided to stockholders on request. The members of the Audit Committee are Peter N. Louras, Jr., Chair, Earl F. Cheit and Robin G. MacGillivray. The Board has determined that each of the three members of the Audit Committee meets the definitions and standards for independence. Additionally, each member of the Audit Committee is financially literate, and one of the Audit Committee members, Peter N. Louras, Jr., has financial management expertise as required by the New York Stock Exchange’s rules and meets the Securities and Exchange Commission’s definition of an “audit committee financial expert.”

Responsibilities. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the accounting firm engaged as the Company’s independent registered public accounting firm. Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s internal controls over financial reporting and for performing an independent audit of its consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes.

Review with Management and the Independent Registered Public Accounting Firm. The Audit Committee met nine times in 2004 and has held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Company’s independent registered public accounting firm also provided the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent registered public accounting firm, PricewaterhouseCoopers LLP, that firm’s independence. On that basis, the Audit Committee believes that PricewaterhouseCoopers LLP is independent.

Summary. Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management, and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission. The Audit Committee believes that it has satisfied its responsibilities under its charter.

Audit Committee
Peter N. Louras, Jr., Chair
Earl F. Cheit
Robin G. MacGillivray

Audit and Related Fees

Audit Fees. For professional services for the audit of Company’s annual consolidated financial statements included in the Company’s Forms 10-K, the review of the consolidated financial statements included in the Company’s Forms 10-Q and the audit of the Company’s two domestic profit sharing plans, PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $632,000 and $370,000 for 2004 and 2003, respectively, approximately 41% and 40% of the total fees paid to PricewaterhouseCoopers LLP for those years.

Audit-Related Fees. For professional services for the attestation of Company’s compliance with section 404 of the Sarbanes-Oxley Act of 2002, PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $487,000 and $19,000 for 2004 and 2003, respectively, approximately 32% and 2% of the total fees paid to PricewaterhouseCoopers LLP for those years.

Tax Fees. For professional services for tax compliance associated with the Company’s annual tax returns, and for tax advisory and planning services, PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $362,000 and $443,000 for 2004 and 2003, respectively, approximately 23% and 47% of the total fees paid to PricewaterhouseCoopers LLP for those years.

All Other Fees. For all other services, PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $67,000 and $100,000 for 2004 and 2003, respectively, approximately 4% and 11% of the total fees paid to PricewaterhouseCoopers LLP for those years. The services provided by PricewaterhouseCoopers LLP were primarily for work performed related to acquisitions and transfer pricing studies.

The Audit Committee must pre-approve all fees paid to PricewaterhouseCoopers LLP before commencement of the services. All fees and services were pre-approved for the work performed by PricewaterhouseCoopers LLP in 2004 and 2003. The Audit Committee has determined that the fees for services rendered were compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Report of the Compensation Committee and Board of Directors on Executive Compensation

The Compensation Committee of the Board of Directors is responsible for the development and review of the Company’s compensation policy for all of the salaried employees, including compensation in the form of stock options. The Compensation Committee comprises three independent directors, as defined by the New York Stock Exchange Rules, and operates under a written charter adopted by the Board of Directors that is available on the Company’s website at http://www.simpsonmfg.com/docs/compensation-charter.html. Printed copies will be provided to stockholders on request. The overall philosophy of the Company’s compensation program is to provide a high degree of incentive to employees by creating programs that reward achievement of specific profit goals. The Company believes that these incentive programs based on profit targets are best suited to align the interests of employees and stockholders. Historically, as a means of creating a sense of unity and cooperation among the employees, the Company has not had any special plans for the executive officers. In 2003, the stockholders approved the Executive Officer Cash Profit Sharing Plan, which was implemented for the Covered Employees to comply with Code section 162(m) to allow the Company to deduct compensation paid to such officers in excess of $1,000,000 per year. The Executive Officer Cash Profit Sharing Plan operates in all material respects in the same manner as the cash profit sharing bonus plan. The four elements of the Company’s compensation plan for most salaried employees and all officers are base salary, a profit sharing retirement plan, a cash profit sharing bonus plan and the Option Plan.

The Compensation Committee had the Company perform a salary survey in 2004. It believes the base salaries and total compensation for the Chief Executive Officer and other executive officers are competitive when compared to similar companies. Barclay Simpson did not receive an increase in salary in 2004. Thomas J Fitzmyers, Stephen B. Lamson and Michael J. Herbert received 3% salary increases in 2004. Mr. Eberhard received no salary increase at the start of 2004, although his pay had been increased upon his promotion to President of SDV on November 1, 2003.

All U.S. based salaried employees, including the Chief Executive Officer and other executive officers, participate in the profit sharing plan in proportion to their salaries, subject to limitations under applicable provisions of the Employee Retirement Income Security Act of 1974, as amended. For 2004, the Company will contribute an amount equal to 15% of all U.S. based salaried employees’ base pay to the profit sharing plan, subject to the limitations of applicable law. In 2004, Thomas J Fitzmyers, President and Chief Executive Officer, was subject to a contribution limit under applicable law; the Company’s contribution to the profit sharing plan for his account was $30,750.

Most salaried employees, except those on commission programs, participate in one of the Company’s quarterly cash profit sharing bonus plans. Annually, the Compensation Committee establishes an acceptable range of participation in the profits in excess of the qualifying level to be distributed as cash bonuses for each profit center. The Compensation Committee also approves the specific percentages to be distributed to the Chief Executive Officer and other executive officers. The executive officers determine the specific percentages for distributions to all other participating employees. Historically, the percentage of profits in excess of the qualifying level distributed under these plans has not changed substantially from year to year. Employees with higher levels of responsibility typically receive higher proportions of the cash profit sharing for their profit center. In 2004, the Chief Executive Officer received most of his total compensation through cash profit sharing bonuses. Because the cash profit sharing bonus plan and the Executive Officer Cash Profit Sharing Plan are based on a return on net operating assets, and not subjectively determined, the Compensation Committee believes such plans provide substantial incentive to all participating employees, not only the Company’s officers.

The Compensation Committee believes an option plan is most effective if options are granted to all participants on an objective rather than subjective basis. Therefore, under the Option Plan, participants are granted options if Company-wide and profit center operating goals are met. The Compensation Committee establishes these goals at the beginning of the year. The Compensation Committee also believes that option plans with broad based participation are most effective. The Compensation Committee determines each year the employees who are eligible to participate in the Option Plan, based on job responsibilities and contributions made to the Company. At present, approximately one quarter of the

Company’s salaried employees participate in the Option Plan. The Compensation Committee determines the number of options to be granted under the Option Plan. In determining the potential grants, the Compensation Committee considers previous stock and option awards, current options owned, job responsibilities and contributions to the Company. These same considerations apply to option grants to the Chief Executive Officer and other executive officers. Because of the responsibilities of the Chief Executive Officer and the other executive officers, their stock option grants are generally higher than those of other participants who also achieve their goals. Most of the operating goals were met in 2004 and, accordingly, options to purchase 518,550 shares of Common Stock, out of a possible 527,550 shares, were committed to be granted in 2004.

In 1995, the Company adopted the Independent Director Plan to give the outside members of the Board of Directors an opportunity to own shares of Common Stock of the Company. The Independent Director Plan is administered by the Board of Directors (as its manager and not as its trustee) and determines which persons are eligible to be granted options. The Board of Directors believes this kind of option plan is most effective if options are granted to outside directors on an objective basis. Therefore, the Board of Directors determines the number of shares subject to options that they believe will be an appropriate incentive to be granted when an outside director becomes a member of the Board of Directors and if Company-wide operating goals, established by the Compensation Committee at the beginning of the year, are met. These operating goals were met in 2004 and, accordingly, an option to purchase 2,000 shares was committed to be granted to each of the three continuing outside directors and an option to purchase 4,000 shares was committed to be granted to both of the new outside directors.

Compensation Committee
Barry Lawson Williams, Chair
Jennifer A. Chatman
Peter N. Louras, Jr.

Governance and Nominating Committee of the Board of Directors

The Company has a standing Governance and Nominating Committee. The Governance and Nominating Committee is responsible for nominating candidates to the Board of Directors. The charter for the Committee and the Company’s corporate governance guidelines are available on the Company’s website at: http://www.simpsonmfg.com/reporting.html. Printed copies will be provided to stockholders on request. The three members of the Committee, Earl F. Cheit, Peter N. Louras, Jr. and Barry Lawson Williams, are independent and meet all applicable independence requirements.

The Governance and Nominating Committee considers all candidates identified as potential directors, including those submitted by stockholders. Any stockholder of the Company can recommend a director candidate to the Committee by writing a letter to the Committee at:

Simpson Manufacturing Co., Inc.

Board of Directors Governance and Nominating Committee

4120 Dublin Blvd, Suite 400

Dublin, CA 94568

For the Committee to consider the candidate for the 2006 annual meeting, the Company must receive the letter not later than November 25, 2005. The letter should include a description of the attributes that the stockholder believes the candidate would bring to the Board of Directors and the candidate’s biography and contact information.

When evaluating a director candidate (whether or not recommended by a stockholder), the Committee, using for guidance the Company’s Governance Guidelines on Director Qualification and Key Director Responsibilities, considers the candidate’s education, business experience, financial expertise, industry experience, business acumen, interpersonal skills, vision, teamwork, integrity, strategic ability and customer focus.

The Committee will review and discuss potential candidates who are brought to its attention from sources internal or external to the Company. From the review and discussion, the Committee may narrow the list of potential candidates and interview the remaining candidates. The Committee will recommend for consideration by the full Board of Directors any candidate that the Committee considers to be suitable. At the Meeting, nominations for director from the floor also will be entertained.

Company Stock Price Performance

The graph below compares the cumulative total stockholder return on the Company’s Common Stock from December 31, 1999, through December 31, 2004, with the cumulative total return on the S & P 500 Index and the Dow Jones Building Materials Index over the same period (assuming the investment of $100 in the Company’s Common Stock and in each of the indices on December 31, 1999, and reinvestment of all dividends).

SIMPSON MANUFACTURING CO., INC.

Comparison of Cumulative Total Return

December 31, 1999, to December 31, 2004

Historical returns are not necessarily indicative of future performance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and persons who own more than ten percent of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership of the Company’s Common Stock with the Securities and Exchange Commission. Such persons are required by SEC regulation to furnish the Company with copies of all section 16(a) reports that they file. Based solely on its review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all section 16(a) filing requirements were met in 2004.

Code of Ethics

The Company has adopted a code of business conduct and ethics that applies to its Chief Executive Officer and its Chief Financial Officer as well as all other employees of the Company and its subsidiaries. This code of ethics is posted on the Company’s website at: http://www.simpsonmfg.com/docs/codeconduct.html. Printed copies will be provided to stockholders on request.

OTHER BUSINESS

The Board of Directors does not presently intend to bring any other business before the Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

DISCLAIMER REGARDING INCORPORATION BY REFERENCE OF THE REPORTS OF THE AUDIT AND COMPENSATION COMMITTEES AND THE STOCK PRICE PERFORMANCE GRAPH

THE INFORMATION SHOWN IN THE SECTIONS ENTITLED “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS,” “REPORT OF THE COMPENSATION COMMITTEE AND BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION” AND “COMPANY STOCK PRICE PERFORMANCE” SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY INCORPORATES THIS INFORMATION BY SPECIFIC REFERENCE, AND SUCH INFORMATION SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in the proxy statement and form of proxy relating to the Company’s 2006 Annual Meeting of Stockholders must be received by the Company a reasonable time before the Company’s solicitation is made, and in any event not later than November 25, 2005.

BY ORDER OF THE BOARD

Michael J. Herbert

Secretary

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE BY TELEPHONE OR THE INTERNET AS INSTRUCTED ON THE PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROXY CAN BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED.

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SIMPSON MANUFACTURING CO., INC.

The undersigned hereby certifies that:

1.             The name of the corporation (hereinafter called the “Corporation”) is Simpson Manufacturing Co., Inc.

2.             The Certificate of Incorporation of the Corporation is hereby amended by amending paragraph 1 of Article IV thereof to read in its entirety as follows:

1.             The total number of shares of all classes of stock that the Corporation shall have authority to issue is one hundred sixty-five million (165,000,000), of which five million (5,000,000) shares shall be Preferred Stock of the par value of one cent ($0.01) per share and one hundred sixty million (160,000,000) shares shall be Common Stock of the par value of one cent ($0.01) per share.

3.             The foregoing amendment of the Certificate of Incorporation of the Corporation has been duly adopted in accordance with section 242 of the General Corporation Law of the State of Delaware.

4.             The foregoing amendment shall be effective on May 16, 2005.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate on this May      , 2005.

Michael J. Herbert
Chief Financial Officer and Secretary

A-1

EXHIBIT B

SIMPSON MANUFACTURING CO., INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

July 19, 2004

I.              PURPOSE

The primary purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Simpson Manufacturing Co., Inc. (the “Company”) is to provide independent and objective oversight of the accounting functions and internal controls of Simpson Manufacturing Co., Inc., and its subsidiaries and to ensure the integrity of the Company’s financial statements and compliance with applicable legal and regulatory requirements. The Committee is responsible for preparing a report of its findings, to be included in the Company’s annual proxy statement. The Committee has the sole authority and responsibility to select, evaluate the qualifications and independence of, and, where appropriate, replace the independent accountants. Also, the Committee evaluates the performance of the Company’s internal audit function.  The Committee’s role is one of oversight and review. It is not expected to audit the Company, to define the scope of the audit, to control the Company’s accounting practices, or to define the standards to be used in preparation of the Company’s financial statements.

II.            FUNCTIONS

In the following eleven areas, the Audit Committee shall perform these functions:

1.             Independent Accountants. Exercise sole authority to retain and terminate the Company’s independent auditors and approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor. The independent auditors shall report directly to the Committee.

2.             Plan of Audit. Consult with the independent accountants regarding the plan of audit. The Committee also shall review with the independent accountants their report on the audit and review with management the independent accountants suggested changes or improvements in the Company’s accounting practices or controls.

3.             Accounting Principles and Disclosure. Review significant developments in accounting rules. The Committee shall review with management recommended changes in the Company’s methods of accounting or financial statements. The Committee also shall review with the independent accountants any significant proposed changes in accounting principles and financial statements. The Committee shall review with management and the independent auditor any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting practices.

4.             Internal Accounting Controls. Discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Committee consults with the independent accountants regarding the adequacy of internal accounting controls. Where appropriate, consultation with the independent accountants regarding internal controls shall be conducted out of management’s presence.

5.             Financial Disclosure Documents. Review with management and the independent accountants the Company’s financial disclosure documents including all interim and annual financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders and interested parties and following the satisfactory completion of each year-end review recommend to the Board the inclusion of the audited financial statements in the Company’s filing on Form 10-K. Discuss with management the type and presentation of information to be included in the Company’s earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The review shall include any significant problems and material disputes between management and the independent accountants and a discussion with the independent accountants out of management’s presence of the quality of the Company’s accounting principles as applied in its financial reporting, the clarity of the Company’s financial disclosures and degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by management in preparing the financial disclosure and reviewed by the independent accountants.

6.             Internal Control Systems. Conduct separate meetings quarterly with management, internal auditors, and independent auditors to review the Company’s internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include internal audit summaries of and, as appropriate, copies of its significant reports to management and management’s responses as well as any significant problems and regulatory concerns.

7.             Ethical Environment. Consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication, and enforcement of codes of conduct to guard against dishonest, unethical, or illegal activities. The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company from its employees regarding accounting, internal accounting controls, and auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

8.             Oversight of Independent Accountants. Evaluate qualifications, performance and independence of the independent accountants on an annual basis and where appropriate retain a replacement for the independent accountants. In such evaluation, the Committee shall annually obtain and review a report of the independent auditor’s internal quality-control procedures, any material issues raised by their internal quality-control review or any external review occurring within the preceding five years with respect to one more independent audits carried out by the independent auditor, and steps taken to resolve any such issues. With regard to the evaluation of independence, the Committee shall ensure that the independent accountants deliver to the Committee a formal written statement delineating all relationships between the accountants and the Company. The Committee shall engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and in response to the independent accountant’s report take, or recommend that the Board take, appropriate action to satisfy itself of the independent accountant’s independence. The Committee shall review management’s response to any audit problems or difficulties.

9.             Hiring Policies for Employees or Former Employees of the Independent Auditor’s Accounting Firm. Ensure compliance with the following hiring policies: Any employee or former employee of the independent auditor is eligible for hire if they have no influence over the accounting firm’s operations or financial policies; have no capital balances in the accounting firm; have no financial arrangement with the accounting firm; and have not been a member of the audit engagement team within the year preceding the employment date. In addition, a formal hiring request must be received and reviewed by the Chief Financial Officer for all proposed employment candidates who were audit supervisors and above of the independent auditor. The Chief Financial Officer must discuss the formal hiring request with the Audit Committee Chairman before an offer is extended.

10.           Audit Committee Review and Charter Amendments. Perform a self evaluation of the Committee’s performance on an annual basis in order to assess and insure effectiveness. Also, the Committee will review this Charter annually, to assess its adequacy and propose appropriate amendments to the Board.

11.           Whistleblower Communications. Ensure that the Company has appropriate procedures for receiving and responding to complaints about the Company’s accounting, internal accounting controls or auditing matters. To carry out this responsibility the Committee posts on the Company’s internal website the procedures for two formal means by which employees may confidentially or anonymously express directly to the audit committee their concerns about accounting or auditing matters. The two formal means are US mail sent directly to an Audit Committee PO Box and interoffice mail sent by sealed envelope to the chair of the audit committee. Committee procedures concerning the handling and consideration of complaints are appended to this charter, along with a statement of the informal means by which employees may express concerns about accounting or auditing matters.

III.           COMPOSITION & INDEPENDENCE

The Committee shall consist of not less than three independent members, who shall be appointed by the Board of Directors. Members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee and at least one member of the Committee shall have accounting, related financial management expertise, or any other comparable experience or background that result in the individual’s financial sophistication. No member of the Committee shall be employed or otherwise affiliated with the Company’s independent accountants. Each member of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulation of the Securities and Exchange Commission.

In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chairman, and in the case where the Committee Chairman faces a potential or actual conflict of interest, the Committee Chairman shall advise the Chairman of the Board of Directors. In the event that the Committee Chairman, or the Chairman of the Board of Directors, concurs that a potential or actual conflict of interest exists, an independent substitute Director shall be appointed as a Committee member until the matter, posing the potential or actual conflict of interest, is resolved. The Board may, at any time and in its complete discretion, replace a Committee member.

IV.           QUORUM AND MEETINGS

A quorum of the Committee shall be declared when a majority of the appointed members of the Committee is in attendance. The Committee shall meet on a regular basis. Meetings shall be scheduled at the discretion of the Chairman. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

V.            REPORTS

The Committee will report to the Board regularly with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

The Committee shall report to shareholders in Company’s proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.

VI.           OTHER AUTHORITY

The Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the scope of Committee responsibilities. The Committee is also authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice. The Committee shall have the authority to delegate any of its responsibilities to subcommittees or individual(s) as the Committee may deem appropriate in its sole discretion. The Company shall provide appropriate funding, as deemed necessary by the Committee, to compensate any independent auditor, outside legal counsel, or any other advisors employed by the Committee, and to pay ordinary Committee administrative expenses that are necessary and appropriate in carrying out its duties.

SMC-PS-05

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

SIMPSON MANUFACTURING CO., INC.

The undersigned hereby appoints Barclay Simpson and Thomas J Fitzmyers, and each of them, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote on behalf of the undersigned all shares of the common stock of Simpson Manufacturing Co., Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 3, 2005, at 4120 Dublin Blvd., Suite 400, Dublin, California, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such common stock, and the undersigned authorizes and instructs said proxies to vote as indicated on the reverse side hereof. The shares represented by this proxy will be voted as directed, or if directions are not indicated, will be voted for the election as directors of some or all of the persons listed on this proxy, in the manner described in the proxy statement. This proxy confers on the proxyholders the power of cumulative voting and the power to vote cumulatively for fewer than all of the nominees as described in such proxy statement.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)	SEE REVERSE SIDE

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Follow these four easy steps:	Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card.	1. Read the accompanying Proxy Statement and Proxy Card.

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DETACH HERE

☒            Please mark votes as in this example

The Board of Directors recommends a vote FOR all of the nominees in proposal 1, and a vote FOR proposals 2 and 3.

Unless otherwise specified, this proxy will be voted for all of the nominees listed below as directors and for proposals 2 and 3, and will be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof. Such other matters are not related.

					FOR	AGAINST	ABSTAIN
1. Election of Directors to serve for three-year terms				2. Approval of the amendment	☐	☐	☐
Nominees: (01) Earl F. Cheit				to the Certificate of Incorporation
(02) Thomas J Fitzmyers, and				to increase the authorized number
(03) Barry Lawson Williams				of shares of Common Stock
from 80,000,000 to 160,000,000

FOR	☐	☐	WITHHOLD
ALL			FROM ALL
NOMINEES			NOMINEES	3. Ratification of the selection of	☐	☐	☐
PricewaterhouseCoopers LLP
as independent registered
public accounting firm

☐
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.)

				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

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Signature:	Date:	Signature:	Date: